                                                P & L COAL HOLDINGS CORPORATION
                                               Ratio of Earnings to Fixed Charges
                                                         (in thousands)
                                                                                                                  Fiscal Year
                                          Year        Total      Period      Period      Fiscal   Six Months   Ended September 30,
                                         Ended        Fiscal     Ended       Ended     Year Ended   Ended    -----------------------
                                     March 31, 2000    1999    March 1999 May 19, 1998 March 1998 March 1997    1996        1995
                                     -------------- ---------- ---------- ------------ ---------- ---------- ----------- -----------
Income (Loss) Before Income Taxes
  and Minority Interests             $      (7,398) $  15,436  $   8,666  $     6,770  $ 260,812  $  85,985  $ (702,467) $  192,739

Interest Expense                           205,056    180,327    176,105        4,222     33,410     24,700      62,526      58,355

Interest Portion of Rental Expense          19,025     19,838     17,318        2,520     18,910      8,002      17,069      14,981
                                     -------------- ---------- ---------- ------------ ---------- ---------- ----------- -----------

 Adjusted Earnings (Loss)            $     216,683  $ 215,601  $ 202,089  $    13,512  $ 313,132  $ 118,687   $(622,872)  $ 266,075
                                     ============== ========== ========== ============ ========== ========== =========== ===========

Interest Expense                     $     205,056  $ 180,327  $ 176,105  $     4,222  $  33,410  $  24,700  $   62,526  $   58,355

Interest Portion of Rental Expense          19,025     19,838     17,318        2,520     18,910      8,002      17,069      14,981
                                     -------------- ---------- ---------- ------------ ---------- ---------- ----------- -----------

  Adjusted fixed charges             $     224,081  $ 200,165  $ 193,423  $     6,742  $  52,320  $  32,702  $   79,595   $  73,336
                                     ============== ========== ========== ============ ========== ========== =========== ===========

Ratio of Earnings to Fixed Charges            0.97       1.08       1.04         2.00       5.98       3.63         ---        3.63
                                     ============== ========== ========== ============ ========== ========== =========== ===========